Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 18, 2013, relating to the consolidated financial statements of Quanex Building Products Corporation (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 25, 2014